Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Mid Penn Bancorp, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

August 8, 2019